Exhibit 99.1

Pzena Investment Management, Inc. Reports Results for the Fourth Quarter and Full Year 2008

NEW YORK--(BUSINESS WIRE)--February 10, 2009--Pzena Investment Management, Inc. (NYSE: PZN):

  Revenues were $18.0 million for the fourth quarter of 2008 and $101.4 million for full year 2008
  Operating income was $64.4 million for full year 2008
  Net loss was $3.7 million and loss per share was $0.60 for full year 2008
  Pro forma net income was $2.8 million for the full year 2008
  Pro forma diluted earnings per share was $0.45 for full year 2008

Pzena Investment Management, Inc. (NYSE: PZN) reported fourth quarter 2008 net income of $3.4 million and basic earnings per share of $0.56, compared with net income of $0.7 million and basic earnings per share of $0.12 for the fourth quarter of 2007. On a pro forma basis, fourth quarter net income was $0.5 million, or $0.09 per basic and diluted share, compared with fourth quarter 2007 net income of $1.1 million, or $0.18 per basic and diluted share. The company reported operating income of $15.1 million for the fourth quarter of 2008, compared with operating income of $20.9 million for the fourth quarter of 2007. Fourth quarter 2008 results were positively impacted by the partial reversal of previously accrued discretionary bonuses.

For the year ended December 31, 2008, the company generated a net loss of $3.7 million, or $0.60 per share, compared with net income of $0.7 million, or $0.12 per share, for the year ended December 31, 2007. Net income for the fourth quarter and full year 2007 are identical as both represent results of the company subsequent to its initial public offering on October 30, 2007. On a pro forma basis, net income was $2.8 million and diluted earnings per share was $0.45 for the year ended December 31, 2008, compared with net income of $4.9 million and diluted earnings per share of $0.81 for the year ended December 31, 2007. The company generated operating income of $64.4 million for the year ended December 31, 2008, compared with $4.4 million for the year ended December 31, 2007. On a pro forma basis, operating income was $101.2 million for the year ended December 31, 2007.

The pro forma adjustments for 2008 exclude the impact of: (i) the establishment, on September 30, 2008, of a valuation allowance assessed against, and a related reduction to, the respective deferred tax asset and associated liability to selling shareholders originally recorded as part of the company’s initial public offering; and (ii) the waiver, by its selling shareholders, of all payments due to them for the 2008 and 2009 tax years under the tax receivable agreement. Pro forma adjustments for 2007 give effect to: (i) the company’s initial public offering on October 30, 2007; (ii) the term loan agreement, as amended, completed by Pzena’s operating company on July 23, 2007; (iii) the amendment of Pzena’s operating company’s operating agreement on March 31, 2007 to remove all mandatory unit redemption provisions; and (iv) the acceleration of all outstanding unvested operating company units and options as of March 31, 2007.

All 2007 adjustments have been recorded as if they had occurred at the beginning of each period presented. The pro forma earnings per share figures have been presented assuming that all stock and stock equivalents have been outstanding as of the beginning of each period presented. Management believes that these pro forma adjustments, and the non-GAAP measures derived from them, provide information to better analyze the company’s operations between periods and over time. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.

Flows and Assets Under Management

Assets Under Management (unaudited)
($ billions)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
Separately-Managed Accounts
Beginning of Period Assets	$9.4	$11.4	$16.0	$14.0	$14.5
Net Flows	(0.6)	(1.4)	(0.1)	(1.7)	1.5
Performance	(2.4)	(0.6)	(1.9)	(5.9)	(2.0)
End of Period Assets	$6.4	$9.4	$14.0	$6.4	$14.0

Sub-Advised Accounts
Beginning of Period Assets	$6.1	$7.1	$12.9	$9.6	$12.8
Net Flows	(0.3)	(0.3)	(1.7)	(1.2)	(1.6)
Performance	(1.5)	(0.7)	(1.6)	(4.1)	(1.6)
End of Period Assets	$4.3	$6.1	$9.6	$4.3	$9.6

Total
Beginning of Period Assets	$15.5	$18.5	$28.9	$23.6	$27.3
Net Flows	(0.9)	(1.7)	(1.8)	(2.9)	(0.1)
Performance	(3.9)	(1.3)	(3.5)	(10.0)	(3.6)
End of Period Assets	$10.7	$15.5	$23.6	$10.7	$23.6

At December 31, 2008, the company managed $10.7 billion in total assets, a decrease of 54.7% from $23.6 billion at December 31, 2007, and a decrease of 31.0% from $15.5 billion at September 30, 2008. During the quarter ended December 31, 2008, assets under management declined due to $3.9 billion in market depreciation and net outflows of $0.9 billion.

At December 31, 2008, the company managed $6.4 billion in separate accounts and $4.3 billion in sub-advised funds. For the quarter ended December 31, 2008, assets in separately-managed accounts declined by $3.0 billion, or 31.9%, from $9.4 billion at September 30, 2008, due to $2.4 billion in market depreciation and net outflows of $0.6 billion. During the same period, sub-advised assets declined by $1.8 billion, or 29.5%, from $6.1 billion, due to $1.5 billion in market depreciation and net outflows of $0.3 billion.

Financial Discussion

Revenue
($ millions)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Separately-Managed Accounts	$13.5	$18.2	$24.2	$73.8	$99.8
Sub-Advised Accounts	4.5	6.9	10.6	27.6	47.3
Total	$18.0	$25.1	$34.8	$101.4	$147.1

Revenues were $18.0 million for the fourth quarter of 2008, a decrease of 48.3% from $34.8 million for the fourth quarter of 2007, and a decrease of 28.3% from $25.1 million for the third quarter of 2008. For the year ended December 31, 2008, revenues were $101.4 million, a decrease of 31.1% from $147.1 million for 2007.

Average assets under management for the fourth quarter of 2008 was $12.0 billion, a decrease of 54.5% from $26.4 billion for the fourth quarter of 2007, and 31.8% from $17.6 billion for the third quarter of 2008. For the year ended December 31, 2008, average assets under management was $18.1 billion, a decrease of 36.0% from $28.3 billion for 2007.

Weighted average fees increased to 59.8 basis points for the fourth quarter of 2008 from 53.0 basis points for the fourth quarter of 2007, and from 56.9 basis points for the third quarter of 2008. These increases were primarily due to an increase in weighted average fees for separately-managed accounts and, on an year over year basis, a shift in asset mix toward separately-managed accounts. Weighted average fees of separately-managed accounts increased to 75.2 basis points for the fourth quarter of 2008, from 64.9 basis points for the fourth quarter of 2007, and from 67.1 basis points for the third quarter of 2008. Weighted average fees of sub-advised accounts decreased to 37.0 basis points for the fourth quarter of 2008, from 37.2 basis points for the fourth quarter of 2007, and from 40.6 basis points for the third quarter of 2008. Separately-managed accounts comprised 59.8% of total AUM as of December 31, 2008, increasing from 59.3% as of December 31, 2007, and decreasing from 60.6% as of September 30, 2008.

Total operating expenses decreased by $11.0 million, or 79.1%, to $2.9 million in the fourth quarter of 2008, from $13.9 million in the fourth quarter of 2007. Operating expenses in the fourth quarter of 2008 decreased by approximately 73.1% compared to third quarter 2008 operating expenses of $10.8 million, primarily as a result of the reversal of previously accrued discretionary bonuses and reduced variable compensation expenses. For the year ended December 31, 2008, operating expenses were $37.0 million, compared with $142.7 million for the year ended December 31, 2007. On a pro forma basis, operating expenses for the year ended December 31, 2007 were $45.9 million. The year over year decrease from full year pro forma 2007 operating expenses was primarily the result of lower compensation costs and decreased professional and data services costs, which offset the increased costs associated with becoming a public company.

As of December 31, 2008, employee headcount was 68, down from 79 at December 31, 2007, and down from 75 at September 30, 2008. These decreases were primarily the result of staff reductions in back office operations undertaken in the fourth quarter of 2008, as well as natural attrition throughout the year.

Operating income for the fourth quarter of 2008 was $15.1 million, compared to $20.9 million for the fourth quarter of 2007, and $14.3 million for the third quarter of 2008. As discussed above, these year over year and sequential increases in fourth quarter operating income were generated primarily by the reversal of previously accrued discretionary bonuses and reduced variable compensation expense. For the year ended December 31, 2008, the company generated operating income of $64.4 million, compared with $4.4 million for 2007. On a pro forma basis, operating income was $101.2 million for the year ended December 31, 2007.

Operating margin was 83.8% for the fourth quarter of 2008, compared with 60.0% for the fourth quarter of 2007, and 57.0% for the third quarter of 2008. As discussed above, the year over year and sequential increases in fourth quarter operating margin were generated primarily by the reversal of previously accrued discretionary bonuses and reduced variable compensation expense. For the year ended December 31, 2008, operating margin was 63.5%, compared with 3.0% for 2007. On a pro forma basis, operating margin was 63.5% for the year ended December 31, 2008 compared with 68.8% for the year ended December 31, 2007.

Other income/(expense) was an expense of $5.8 million for the fourth quarter of 2008, which consisted primarily of $7.3 million in charges related to the negative performance of the company’s investments in its own products. These charges were partially offset by $2.9 million in income generated from the reduction of the liability to the company’s selling shareholders associated with the waiver of all payments due to them for the 2008 and 2009 tax years under the tax receivable agreement. Other income/(expense) was an expense of $2.5 million for the fourth quarter of 2007 and income of $49.3 million for the third quarter of 2008. The $3.3 million year over year decline in fourth quarter other income/(expense) arose primarily as a result of the negative performance of company investments in its own products, partially offset by the income associated with the tax receivable agreement waiver. The $55.1 million sequential decline in fourth quarter other income/(expense) was driven largely by the $53.3 million credit to other income associated with the reduction in the liability to its selling shareholders that occurred in conjunction with the valuation allowance taken on September 30, 2008.

Other income/(expense) was income of $35.7 million for the year ended December 31, 2008, and consisted primarily of $56.2 million in income related to the reduction in the liability to selling shareholders and tax receivable waiver, partially offset by $18.2 million in losses generated by the negative performance of the company’s investments in its own products and $3.4 million in interest charges associated with the operating company’s term loan agreement. Other income/(expense) was an expense of $2.1 million for the year ended December 31, 2007. This $37.8 million year over year increase in other income/(expense) was generated primarily as a result of the reduction in the company’s liability to its selling shareholders, partially offset by the negative performance of its investments and the full-year impact of the interest expense associated with the operating company’s term loan.

The provision for income taxes was $0.7 million for the fourth quarter of 2008, compared with $1.7 million for the fourth quarter of 2007 and $64.0 million for the third quarter of 2008. The sequential decrease in the provision for income taxes was largely the result of the third quarter $62.7 million valuation allowance assessed against the deferred tax asset established as part of the company’s initial public offering. On a pro forma basis, the provision for income taxes was $2.0 million for the fourth quarter 2007. The year over year decline in the fourth quarter pro forma provision for income taxes was generated primarily by a reduction in taxable income.

For the year ended December 31, 2008, the provision for income taxes was $67.7 million, compared with $5.6 million for the year ended December 31, 2007. This increase was due to the 2008 valuation allowance and, to a lesser extent, the full year effect of the company’s liability for corporate taxes subsequent to its initial public offering in 2007. On a pro forma basis, the provision for income taxes declined $4.0 million to $5.0 million for the year ended December 31, 2008 from $9.0 million for the year ended December 31 2007, primarily as a result of a reduction in taxable income.

Fourth Quarter 2008 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss its fourth quarter and full year 2008 financial results and outlook at 10:00 am. ET, Wednesday, February 11, 2009. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of our website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 877-820-5027; international callers should dial 706-679-9396. The conference ID number is 83285156.

Replay: The conference call will be available for replay through February 18, 2009, on the web using the information given above, or by telephone at 800-642-1687 for U.S./Canada callers and 706-645-9291 for international callers.

About Pzena

Pzena Investment Management, LLC, the firm’s operating company, is a premier value-oriented investment management firm with a long-term record of investment excellence and exceptional client service. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company’s current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the company’s management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K, as filed with the SEC on March 31, 2008 and Quarterly Report on Form 10-Q, as filed with the SEC on November 13, 2008. Other unknown or unpredictable factors also could have material adverse effects on the company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share and per-share amounts)

	As of
	December 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Cash and Cash Equivalents	$27,421	$27,184
Due from Broker	41	268
Advisory Fees Receivable	13,606	26,061
Investments in Marketable Securities, at Fair Value	14,045	27,465
Receivable from Related Parties	191	351
Other Receivables	74	1,040
Prepaid Expenses and Other Assets	949	881
Deferred Tax Assets	3,444	68,233
Property and Equipment, Net
of Accumulated Depreciation of
$1,913 and $1,412, respectively	2,748	3,163
TOTAL ASSETS	$62,519	$154,646

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$4,338	$8,542
Securities Sold Short, at Fair Value	-	1,028
Due to Broker	47	4,101
Dividends Payable	-	7,045
Long Term Debt	38,000	60,000
Liability to Selling Shareholders	1,787	58,391
Other Liabilities	2,007	1,105
TOTAL LIABILITIES	46,179	140,212

Non-Controlling Interests	11,819	16,355

Equity:
Preferred Stock (Par Value $0.01; 200,000,000 Shares
Authorized; None Outstanding)	-	-
Class A Common Stock (Par Value $0.01; 750,000,000
Shares Authorized; 6,186,716 and 6,111,118 Shares
Issued and Outstanding in 2008 and 2007, respectively)	61	61
Class B Common Stock (Par Value $0.000001; 750,000,000
Shares Authorized; 57,975,724 and 57,937,910 Shares
Issued and Outstanding in 2008 and 2007, respectively)	-	-
Additional Paid-In Capital	9,749	(2,043)
Retained Earnings	(5,289)	61
TOTAL EQUITY	4,521	(1,921)
TOTAL LIABILITIES AND EQUITY	$62,519	$154,646

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)

REVENUE	$18,015	$34,794	$101,404	$147,149

EXPENSES
Compensation and Benefits Expense	(118)	8,488	25,655	129,701
General and Administrative Expenses	3,035	5,451	11,356	13,038
TOTAL OPERATING EXPENSES	2,917	13,939	37,011	142,739
Operating Income	15,098	20,855	64,393	4,410

Total Other Income/(Expense)	(5,773)	(2,476)	35,685	(2,136)

Income Before Income Taxes and
Non-Controlling Interests	9,325	18,379	100,078	2,274

Provision for Income Taxes	717	1,734	67,680	5,610
Non-Controlling Interests	5,195	15,912	36,095	(20,644)
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	3,413	733	(3,697)	17,308

Interest on Mandatorily Redeemable Units	-	-	-	16,575

Net Income/(Loss)	$3,413	$733	$(3,697)	$733

Net Income/(Loss) for Basic Earnings per Share	$3,413	$733	$(3,697)	$733
Basic Earnings per Share	$0.56	$0.12	$(0.60)	$0.12
Basic Weighted Average Shares Outstanding	6,123,577	6,111,118	6,123,577	6,111,118

Net Income/(Loss) for Diluted Earnings per Share	$8,443	$7,765	$(3,697)	$7,765
Diluted Earnings per Share	$0.13	$0.12	$(0.60)	$0.12
Diluted Weighted Average Shares Outstanding	64,579,662	64,056,778	6,123,577	64,056,778

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	2008	2007	2008	2007
REVENUE	$18,015	$34,794	$101,404	$147,149

EXPENSES
Compensation and Benefits Expense	(118)	7,686	25,655	33,925
General and Administrative Expenses	3,035	4,388	11,356	11,975
TOTAL OPERATING EXPENSES	2,917	12,074	37,011	45,900
Operating Income	15,098	22,720	64,393	101,249

Total Other Expense	(8,636)	(2,476)	(20,516)	(4,309)

Income Before Income Taxes and
Non-Controlling Interests	6,462	20,244	43,877	96,940

Provision for Income Taxes	729	2,026	4,971	9,029
Non-Controlling Interests	5,195	17,111	36,095	82,976

Net Income	$538	$1,107	$2,811	$4,935

Net Income for Basic Earnings per Share	$538	$1,107	$2,811	$4,935
Basic Earnings per Share	$0.09	$0.18	$0.46	$0.81
Basic Weighted Average Shares Outstanding	6,123,577	6,111,118	6,105,665	6,111,118

Net Income for Diluted Earnings per Share	$5,579	$11,547	$29,327	$51,641
Diluted Earnings per Share	$0.09	$0.18	$0.45	$0.81
Diluted Weighted Average Shares Outstanding	64,579,662	64,056,778	64,963,268	64,056,778

See Notes to Pro Forma Adjustments

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Three Months			Three Months
	Ended			Ended
	December 31,	Pro Forma		December 31,
	2008	Adjustments		2008
REVENUE	$18,015	$-		$18,015

EXPENSES
Compensation and Benefits Expense	(118)	-		(118)
General and Administrative Expenses	3,035	-		3,035
TOTAL OPERATING EXPENSES	2,917	-		2,917
Operating Income	15,098	-		15,098

Total Other Expense	(5,773)	(2,863)	A	(8,636)

Income Before Income Taxes and
Non-Controlling Interests	9,325	(2,863)		6,462

Provision for Income Taxes	717	12	A	729
Non-Controlling Interests	5,195	-		5,195

Net Income	$3,413	$(2,875)		$538

See Notes to Pro Forma Adjustments

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Year Ended			Year Ended
	December 31,	Pro Forma		December 31,
	2008	Adjustments		2008
REVENUE	$101,404	$-		$101,404

EXPENSES
Compensation and Benefits Expense	25,655	-		25,655
General and Administrative Expenses	11,356	-		11,356
TOTAL OPERATING EXPENSES	37,011	-		37,011
Operating Income	64,393	-		64,393

Total Other Income/(Expense)	35,685	(56,201)	A	(20,516)

Income Before Income Taxes and
Non-Controlling Interests	100,078	(56,201)		43,877

Provision for Income Taxes	67,680	(62,709)	A	4,971
Non-Controlling Interests	36,095	-		36,095

Net Income/(Loss)	$(3,697)	$6,508		$2,811

See Notes to Pro Forma Adjustments

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Three Months			Three Months
	Ended			Ended
	December 31,	Pro Forma		December 31,
	2007	Adjustments		2007
REVENUE	$34,794	$-		$34,794

EXPENSES
Compensation and Benefits Expense	8,488	(802)	B	7,686
General and Administrative Expenses	5,451	(1,063)	C	4,388
TOTAL OPERATING EXPENSES	13,939	(1,865)		12,074
Operating Income	20,855	1,865		22,720

Total Other Expense	(2,476)	-		(2,476)

Income Before Income Taxes and
Non-Controlling Interests	18,379	1,865		20,244

Provision for Income Taxes	1,734	292	D	2,026
Non-Controlling Interests	15,912	1,199	E	17,111

Net Income	$733	$374		$1,107

See Notes to Pro Forma Adjustments

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Year Ended			Year Ended
	December 31,	Pro Forma		December 31,
	2007	Adjustments		2007
REVENUE	$147,149	$-		$147,149

EXPENSES
Compensation and Benefits Expense	129,701	(95,776)	B	33,925
General and Administrative Expenses	13,038	(1,063)	C	11,975
TOTAL OPERATING EXPENSES	142,739	(96,839)		45,900
Operating Income	4,410	96,839		101,249

Total Other Expense	(2,136)	(2,173)	F	(4,309)

Income Before Income Taxes and
Non-Controlling Interests	2,274	94,666		96,940

Provision for Income Taxes	5,610	3,419	D	9,029
Non-Controlling Interests	(20,644)	103,620	E	82,976
Income Before Interest on
Mandatorily Redeemable Units	17,308	(12,373)		4,935

Interest on Mandatorily Redeemable Units	16,575	(16,575)	G	-

Net Income	$733	$4,202		$4,935

See Notes to Pro Forma Adjustments

NOTES TO THE PRO FORMA ADJUSTMENTS:

(A)	Reflects an adjustment to remove (i) the effect of the valuation allowance assessed against the deferred tax asset and the writedown of the associated liability to selling shareholders which were established as part of the company’s initial public offering; and (ii) the waiver, by the company’s selling shareholders, of all payments due to them for the 2008 and 2009 tax years under the tax receivable agreement.

(B)	Reflects an adjustment to remove unit-based compensation charges and one-time merit compensation associated with the initial public offering. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, there will be no further unit-based compensation expense as of and from this date.

(C)	Represents an adjustment to remove one-time costs associated with the direct additional legal and accounting fees incurred by Pzena Investment Management, LLC as a result of the initial public offering of Pzena Investment Management, Inc. on October 30, 2007.

(D)	Reflects the pro forma impact of federal, state and local taxes on the income allocated from Pzena Investment Management, LLC. Historically, the operating company was subject solely to the New York City Unincorporated Business Tax (UBT). For periods prior to July 23, 2007, taxes have been adjusted to reflect the full-period UBT deductibility of the interest expense associated with the term loan agreement completed by the operating company on July 23, 2007.

(E)	Represents the non-controlling interest allocation of approximately 90.4% of the income of Pzena Investment Management, Inc. to Pzena Investment Management, LLC.

(F)	Represents the effect of interest expense and loan origination fees amortization associated with the three-year term loan agreement completed by the operating company on July 23, 2007.

(G)

Reflects an adjustment to remove unit-based charges associated with the operating company’s capital units. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, no further unit-based compensation expenses were recognized as of and from March 31, 2007.

Assets Under Management by Strategy (unaudited)
($ billions)

	December 31,	September 30,	December 31,
	2008	2008	2007
Large Cap Value	$5.6	$8.1	$13.6
Value Service	1.8	3.0	5.0
Global Value	1.9	2.5	2.6
Small Cap Value	0.6	0.8	0.9
International Value	0.3	0.4	0.5
Mid Cap Value	0.2	0.3	0.4
All Cap Value	0.1	0.1	0.4
Other Strategies	0.2	0.3	0.2
Total	$10.7	$15.5	$23.6

Supplemental Income Statement Data (unaudited)
($ thousands)
		Pro Forma	Pro Forma
	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	December 31,	December 31	December 31,
	2008	2008	2007
Income Before Taxes and Non-Controlling Interests	$9,325	$6,462	$20,244
Unincorporated Business Tax	(322)	(322)	(1,151)
Non-Controlling Interests of Consolidated Subsidiaries	3,665	3,665	1,565
Non-Controlling Interests of
Pzena Investment Management, LLc	(8,860)	(8,860)	(18,676)
Income Before Corporate Income Taxes	3,808	945	1,982
Provision for Corporate Income Taxes	(395)	(407)	(875)
Net Income/(Loss)	$3,413	$538	$1,107

		Pro Forma	Pro Forma
	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2008	2007
Income Before Taxes and Non-Controlling Interests	$100,078	$43,877	$96,940
Unincorporated Business Tax	(2,917)	(2,917)	(5,027)
Non-Controlling Interests of Consolidated Subsidiaries	9,762	9,762	1,639
Non-Controlling Interests of
Pzena Investment Management, LLc	(45,857)	(45,857)	(84,615)
Income Before Corporate Income Taxes	61,066	4,865	8,937
Provision for Corporate Income Taxes	(64,763)	(2,054)	(4,002)
Net Income/(Loss)	$(3,697)	$2,811	$4,935

CONTACT:
Pzena Investment Management, Inc.
Wayne Palladino, 212-355-1600
palladino@pzena.com